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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20509

                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              INTERNATIONAL HERITAGE, INCORPORATED
     (Exact name of Registrant as Specified in its Charter)

Nevada                         002-97690-D                  87-0421191
(State or other jurisdiction  (Commission Field No.)      (I.R.S. Employer
of incorporation)                                Identification No.)

                         Carolina Place
                2626 Glenwood Avenue, Suite 200
                 Raleigh, North Carolina  27608
            (Address of Principal Executive Offices)

  International Heritage, Incorporated 1996 Stock Option Plan
                    (Full title of the plan)


                     Georgina Marie Mollick
                         Carolina Place
                2626 Glenwood Avenue, Suite 200
                 Raleigh, North Carolina 27608
            (Name and address of agent for service)

                         (919) 571-4646
  Telephone number, including area code, of agent for service


                CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                              Proposed     Proposed
Title of                      maximum      maximum
Securities       Amount       offering     aggregate       Amount of
  To be          To be        price        offering        registration
Registered       registered   per share    price           fee
_____________________________________________________________________________

$0.001 par
Common Stock   5,000,000       $2.00         $10,000,000    $2,950.00
_____________________________________________________________________________

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                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference into this Registration Statement:

          (a) The Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, (the "1997 Annual Report").

          (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c)  Not applicable.

          All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 ("Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          The Registrant is authorized to issue one class of securities, being comprised of $0.001 par value common stock.

          The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of the common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5.   Interests of Named Experts and Counsel.

          None; not applicable.

Item 6.   Indemnification of Directors and Executive Officers.

          Under the Nevada Revised Statutes, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

          It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph "c" of Item 9 below.

Item 7.   Exemption from Registration Claimed.

          None; not applicable.

Item 8.   Exhibits.


          The following is a complete list of exhibits filed as part of this Registration Statement and which are incorporated herein.

Description of Exhibits                                           Exhibit No.

International Heritage, Incorporated 1996 Employee Stock Option Plan    4.1

International Heritage, Incorporated 1996 Employee Stock Option Plan    4.2
Agreement

Opinion of Leonard W. Burningham, Esq. regarding legality of the        5.1
securities covered by this Registration Statement

The consent of Leonard W. Burningham, Esq. to the use of his           23.1
Opinion with respect to the legality of the securities covered by this Registration Statement and to the references to his firm in this Registration Statement as contained in such Opinion filed as Exhibit
5.1 to this Registration Statement.

The consent of Eilers, Jones & McLeod, CPAs, PA, Certified Public      23.2
Accountants.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any additional or changed material information with respect to the Plan not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an Employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina, on the date or dates appearing opposite the respective signatures hereto.

Date:  July 28, 1998          International Heritage, Incorporated

                         By:  /s/ Stanley H. Van Etten
                              President, CEO and Chairman of the Board
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          Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons (who constitute a majority of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.

Date: July 20, 1998          By:/s/ Barry Ackel
                             -------------------------
                             Director

Date: July 20, 1998          By:/s/ John D. Brothers
                             -------------------------
                             COO and Director

Date: July 20, 1998          By:/s/ Robert L. Chalmers
                             -------------------------
                             Director

Date: July 20, 1998          By:/s/ Evonne B. Eckenroth
                             -------------------------
                             Director

Date: July 20, 1998          By:/s/ Jack W. Hemmer
                             -------------------------
                             Director

Date: July 20, 1998          By:/s/ Harry B. Mains
                             -------------------------
                             Director

Date: July 20, 1998          By:/s/ O. Kenneth Rudd, III
                             -------------------------
                             Director

Date: July 20, 1998          By:/s/ Claude W. Savage
                             -------------------------
                             Director

Date: July 20, 1998          By:/s/ Larry G. Smith
                             -------------------------
                             Director

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                            EXHIBIT INDEX

Description of Exhibit                                            Exhibit No.

International Heritage, Incorporated 1996 Employee Stock Option Plan    4.1

International Heritage, Incorporated 1996 Employee Stock Option Plan    4.2
Agreement

Opinion of Leonard W. Burningham, Esq. regarding legality of the        5.1
securities covered by this Registration Statement

The consent of Leonard W. Burningham, Esq. to the use of their         23.1
Opinion with respect to the legality of the securities covered by this Registration Statement and to the references to his firm in this Registration Statement as contained in such Opinion filed as Exhibit
5.1 to this Registration Statement.

The consent of Eilers, Jones & McLeod, CPAs, PA, Certified Public      23.2
Accountants.

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